                                                                  EXHIBIT (e)(2)


                             DISTRIBUTION AGREEMENT

         DISTRIBUTION AGREEMENT, made the 3rd day of March, 2000, as amended May 25, 2000 and further amended February 28, 2002 by and between The Navellier Top 20 Portfolio, The Navellier International Growth Portfolio, The Navellier Large Cap Growth Portfolio, The Navellier All Cap Growth Portfolio, The Navellier Mid Cap Growth Portfolio and The Navellier Money Market Portfolio (the "Portfolios"), portfolios of The Navellier Millennium Funds, a business trust organized under the laws of the State of Delaware (the "Fund"), and Navellier Securities Corp., a corporation (the "Distributor").

                                   WITNESSETH

         WHEREAS, the Fund is registering as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and intends to engage in business as an open-end management investment company;

         WHEREAS, each Portfolio desires to employ the Distributor to act as principal underwriter (as defined in the Act) with respect to the continuous offering of its Class B Shares, at no par value (the "Shares"), and the Distributor is willing to serve in such capacity pursuant to the terms and conditions of this Agreement;

         WHEREAS, this Agreement is being entered into pursuant to the distribution plan adopted by the Portfolios in respect of the Shares pursuant to Rule 12b-1 adopted under the 1940 Act (the "Distribution Plan") and has been approved by a vote of the Board of Trustees of the Fund, including a majority of the Trustees who are not "interested persons" of the Fund, as defined in the Act, and who have no direct, or indirect financial interest in the operation of this Agreement (the "Disinterested Trustees") cast in person at a meeting called for the purpose of voting on this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

         1. APPOINTMENT OF THE DISTRIBUTOR.

                (a) Each Portfolio hereby appoints the Distributor as the principal distributor of the Portfolio's Shares whether now existing or hereafter created, to sell and to arrange for the sale of Shares to the public on the terms set forth in this Agreement and the Distributor hereby accepts such appointment and agrees to act in accordance herewith. The Portfolio, during the term of this Agreement, shall sell Shares to the Distributor upon the terms and conditions set forth herein.

                (b) The Distributor agrees to purchase Shares, as principal for its own account, from the Portfolio and to sell Shares, as principal, to investors and dealers, upon the terms described herein and in the Portfolio's prospectus (the "Prospectus") and statement of additional information (the "Statement of Additional Information") included in the Fund's Registration Statement (the "Registration Statement") last filed with the Securities and Exchange Commission (the "SEC") and declared effective under the 1933 Act and 1940 Act or as said Prospectus and Statement of Additional Information may be otherwise amended or supplemented from time to time thereafter.

         2. EXCLUSIVE NATURE OF DUTIES. The Distributor shall be the exclusive representative of each Portfolio, and act as its principal underwriter and distributor of the Shares of each Portfolio, except that neither the exclusive rights granted to the Distributor to sell the Shares nor the right to receive compensation under Section 3(b) hereof or otherwise hereunder shall apply to Shares issued by the Fund (i) in connection with the merger or consolidation of any other investment company or personal holding company with the Fund or the Portfolios or the acquisition by purchase or otherwise of all (or substantially all) of the assets or outstanding shares of any such company by the Fund or the Portfolios, or (ii) pursuant to reinvestment of dividends or capital gains distributions.

         3. PURCHASE OF SHARES FROM THE PORTFOLIO AND COMPENSATION OF
            DISTRIBUTOR.

                (a) Subsequent to the effective date of the Registration Statement, each Portfolio will commence a continuous offering of the Shares. During such continuous offering, the Distributor shall have the right to buy from each Portfolio the Shares needed, but not more than the Shares needed (except for clerical errors in transmissions), to fill unconditional orders for Shares placed with the Distributor by investors or securities dealers. The price which the Distributor shall pay for the Shares so purchased from a Portfolio shall be the net asset value (determined as set forth in Section 3(e) hereof) used in determining the public offering price on which such orders were based.

                (b) In consideration of the Distributor's services as principal distributor of a Portfolio's Shares pursuant to this Distribution Agreement and the Portfolio's Distribution Plan in respect of the Shares, each Portfolio agrees: (i) to pay to the Distributor monthly in arrears its "Allocable Portion" (as hereinafter defined) of a fee (the "Distribution Fee") which shall accrue daily in an amount equal to the product of (A) 1/365th of 0.75% per annum multiplied by (B) the net asset value of the Shares of the Portfolio outstanding on such day and (ii) to withhold from redemption proceeds such Distributor's Allocable Portion of the Contingent Deferred Sales Charges ("CDSCs") in respect of the Shares and to pay the same over to such Distributor or at its direction. In addition, in consideration of the Distributor's provision of, or arranging for the provision of, shareholder services to persons who purchase Shares, the Portfolio agrees to pay the Distributor monthly in arrears a fee (the "Shareholder Servicing Fee") which shall accrue daily in an amount equal to the product of (A) 1/365th of 0.25% per annum multiplied by (B) the net asset value of the Shares of the Portfolio outstanding on such day. The Distributor may pay all or any portion of the Shareholder Servicing Fee to securities dealers for providing such shareholder services in respect of particular Shares. If, in lieu of allowing a portion of the Shareholder Servicing Fee relating to a particular Share to a securities dealer in consideration of such securities dealer providing shareholder services to such Share for the twelve month period following the issuance thereof, and for annual twelve month periods thereafter during which Shares are held, the Distributor makes a payment to such securities dealer on the settlement date for the issuance of such Share, and during subsequent annual twelve month periods, in consideration of such security dealer's commitment to provide such services for such twelve month period, and during subsequent annual twelve month periods, without further compensation the Distributor will be deemed to have earned the Shareholder Servicing Fee that accrues in respect of such Share during each such twelve month period (the "Earned Service Fee") upon making such payment to such securities dealer and all of the provisions of the Distribution Plan referred to in Section 3(c) below shall apply to the Earned Service Fee, in the same manner as they apply to the Distributor's Allocable Portion of the Distribution Fee and for this purpose references in the provisions of the Distribution Plan referred to in Section 3(c) hereof to "Distribution Fees" shall be deemed to include Earned Service Fees and references in such provision to the financing of distribution services shall be deemed to include financing of shareholder services.

                (c) Each of the provisions set forth in the third sentence, including clauses (I) through (IV) thereof, of a Portfolio's Distribution Plan as in effect on the date hereof, together with the related definitions, are hereby incorporated herein by reference with the same force and effect as if set forth herein in its entirety.

                (d) The Distributor's Allocable Portion of the Distribution Fee and CDSCs shall be 100% until it ceases to be the principal distributor of the Portfolio's Shares and thereafter shall be determined in a manner, to be agreed between a Portfolio and the Distributor, that fairly allocates the Distribution Fee and CDSCs among the Distributor and the successor distributors in proportion to the outstanding Shares attributable to their respective efforts.

                (e) The Shares are to be resold by the Distributor to investors at the public offering price, as set forth in Section 3(d) hereof, or to Selected Dealers (as hereinafter defined) having agreements with the Distributor upon the terms and conditions set forth in Section 7 hereof.

                (f) The public offering price(s) of the Shares, i.e., the price per share at which the Distributor or Selected Dealers (as hereinafter defined) may sell the Shares to the public, shall be the public offering price as set forth in the then current Prospectus and the Statement of Additional Information relating to the Shares. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to a Portfolio hereunder shall be made in the manner set forth in
Section 3(g).

                (g) The net asset value of the Shares of each Portfolio shall be determined by the Fund or any agent of the Fund once daily at the times and otherwise in accordance with the terms set forth in the Prospectus and the Statement of Additional Information and guidelines established by the Board of Trustees of the Fund, from time to time.

                (h) The Fund shall have the right to suspend the sale of the Shares at times when redemption is suspended pursuant to the conditions set forth in Section 4(c) hereof. The Fund shall also have the right to suspend the sale of the Shares if trading on the New York Stock Exchange or other exchange shall have been suspended, if a banking moratorium shall have been declared by federal or state authorities, or if there shall have been some other extraordinary event, which, in the judgment of the Fund, makes it impracticable to sell the Shares. The Fund also reserves the right to suspend the sale of Shares at any time, in the absolute discretion of its Board of Trustees.

                (i) Each Portfolio, or any agent of a Portfolio designated in writing by the Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by a Portfolio; PROVIDED, HOWEVER, that the Portfolio will not arbitrarily or without reasonable cause refuse to accept orders for the purchase of Shares. The Distributor (or its agent) upon receipt of payment therefore will enter the purchase and ownership on its books (in lieu of issuing stock certificates) or a statement confirming the issuance of Shares. The Distributor agrees to cause such payment and such instructions to be delivered promptly to the Portfolio (or its agent).

         4. REPURCHASE OR REDEMPTION OF SHARES.

                (a) Any of the outstanding shares of any portfolio may be tendered for redemption at any time, and each Portfolio agrees to redeem the Shares so tendered in accordance with the applicable provisions set forth in the Prospectus and the Statement of Additional Information. The price to be paid to redeem the Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof. All payments by a Portfolio hereunder shall be made in the manner set forth below.

                Each Portfolio, shall pay the total amount of the redemption price subsequent to its having received the notice of redemption in proper form, all in accordance with applicable provisions of the Prospectus and the Statement of Additional Information on or before the seventh day after receipt of notice of redemption.

                (b) The Distributor is authorized, as agent for each Portfolio, to repurchase Shares from investors and Selected Dealers in accordance with the applicable provisions set forth in the then current Prospectus and the Statement of Additional Information. The Distributor shall promptly transmit to the Fund's transfer agent for redemption, all orders so received from Selected Dealers or investors for the repurchase of Shares. The Distributor shall be responsible for the accuracy of instructions transmitted to the Fund's transfer agent in connection with all such repurchases.

                (c) The Fund may suspend the right of redemption or dealer payment more than seven days (a) during any period when the New York Stock Exchange or other exchange is closed (other than a customary weekend and holiday closing), (b) when trading on any Exchange is restricted or an emergency exists as determined by the Securities and Exchange Commission or the Fund so that disposal of the Fund's investments or determination of the net asset value of a Portfolio is not reasonably practicable, or (c) during any other period when the Securities and Exchange Commission, by order, so permits.

         5. DUTIES OF THE PORTFOLIO.

                (a) Each Portfolio shall furnish to the Distributor copies of all information (including, without limitation, sales literature and advertisements), financial statements and other papers prepared (or caused by the Fund to be prepared) for publication or distribution which refer in any way to the Distributor, prior to the use thereof, and shall not use such material if the Distributor reasonably objects in writing within five (5) business days (or such other time as may be mutually agreed) after receipt thereof. The foregoing sentence shall survive the termination of this Agreement. Each Portfolio shall furnish or otherwise make available to the Distributor such other information as the Distributor may reasonably request for use in connection with the distribution of the Shares, including one certified copy, upon request by the Distributor, of all financial statements prepared by the Fund, in respect of the Portfolio, and examined by independent accountants. Each Portfolio shall, subject to the provisions of Section 8 hereof, make available to the Distributor such number of copies of the Prospectus and the Statement of Additional Information as the Distributor shall reasonably request.

                (b) The Fund shall take, from time to time, but subject to the necessary approval of each Portfolio's shareholders (as may be required by applicable law), all necessary action to fix the number of its authorized Shares and to register the Shares under the 1933 Act, to the end that there will be available for sale such number of the Shares as investors may reasonably be expected to purchase.

                (c) Each Portfolio shall use its best efforts to qualify and maintain the qualification of an appropriate number of the Shares for sale under the securities laws of such states as the Distributor and the Portfolio may approve. Any such qualification may be withheld, terminated or withdrawn by a Portfolio at any time in its discretion. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by a Portfolio in connection with such qualification.

                (d) The Fund shall immediately advise the Distributor (i) when any post-effective amendment to its Registration Statement or any further amendment or supplement thereto or any further Registration Statement or amendment or supplement thereto becomes effective, (ii) of any request by the SEC for amendment to the Registration Statement or the then effective Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or the initiation of any proceedings for that purpose, and (iv) of the happening of any event which makes untrue any material statement made in the Registration Statement or the current Prospectus or which, in the opinion of counsel for the Fund, requires the making of a change in the Registration Statement or the current Prospectus in order to make the statements therein not misleading. In case of the happening at any time of any event which materially affects the Fund or its securities and which should be set forth in a supplement to or an amendment of the then effective Prospectus in order to make the statements therein not misleading, the Fund shall prepare and furnish to the Distributor such amendment or amendments to the then effective Prospectus, as will correct the Prospectus so that as corrected it will not contain, or such supplement or supplements to the then effective Prospectus which, when read in conjunction with the then effective Prospectus, will make the combined information not contain any untrue statement of a material fact or any omission to state any material fact necessary in order to make the statements in the then effective Prospectus not misleading. The Fund shall, if at any time the SEC shall issue any stop order suspending the effectiveness of the Registration Statement, make reasonable effort to obtain the prompt lifting of such order.

                (e) Except as otherwise contemplated by Section 8(a) hereof, the Fund shall, at the expense of the Distributor, furnish, in reasonable quantities upon request of the Distributor, copies of Prospectuses, Statements of Additional Information, Proxies and annual and interim reports of the Fund, in respect of the Portfolio.

         6. DUTIES OF THE DISTRIBUTOR.

                (a) The Distributor shall devote reasonable time and effort to effect sales of the Shares (but only in states and other jurisdictions in which it may legally do so), but shall not be obligated to sell any specific number of Shares. The services of the Distributor hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into distribution or dealer arrangements with other investment companies so long as the performance of its obligations hereunder are not impaired thereby.

                (b) Neither the Distributor nor any Selected Dealer nor any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or related Prospectus and Statement of Additional Information and any sales literature specifically approved by the Fund.

                (c) The Distributor shall cooperate with each Portfolio in effecting the qualifications contemplated by Section 5(c) hereof.

                (d) The Distributor shall furnish to each Portfolio copies of all information including, without limitation, sales literature and advertisements, financial statements and other papers prepared (or caused by the Distributor to be prepared) for the publication or distribution, which refer in any way to the Portfolio, prior to the use thereof, and shall not use such material if the Portfolio reasonably objects in writing within (5) business days (or such other time as may be mutually agreed) after receipt thereof. The foregoing sentence shall survive the termination of this Agreement.

                (e) In selling the Shares, the Distributor shall use its best efforts in all respects to duly conform with the requirements of all applicable federal, state and foreign laws. In connection therewith, the Distributor shall use its best efforts in granting any Distributor's Consent under Section 7(b) hereof, to make certain that such Foreign Offer or Sale does not violate applicable law or otherwise cause the Fund to have any liability with respect to such Foreign Offer or Sale.

         7. SELECTED DEALER AGREEMENTS.

                (a) The Distributor shall have the right to enter into selected dealer agreements ("Selected Dealer Agreements") with securities dealers of its choice (the "Selected Dealers") for the sale of Shares. In connection with such sales by Selected Dealers, the Selected Dealer Agreement shall provide that the portion of the Sales Charge which may be allocated to Selected Dealers shall be limited to all or a portion of the Sales Charge as stated in a Portfolio's then current Prospectus. In making agreements with Selected Dealers, the

Distributor shall act only as principal and not as agent for a Portfolio. Shares sold to Selected Dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Prospectus and the Statement of Additional Information.

                (b) The Distributor shall offer and sell Shares only to such Selected Dealers as are (i) members in good standing of the National Association of Securities Dealers (the "NASD"), or (ii) exempt from membership in the NASD. In any Selected Dealer Agreement, the Distributor shall require the Selected Dealer to obtain the written consent of the Distributor (the "Distributor's Consent") prior to such Selected Dealer's making, causing to be made or otherwise participating, directly or indirectly, in the making of any offer or sale of any of the Fund's shares to any individual, corporation, partnership, trust, joint venture, or other person or entity located outside of the United States of America (a "Foreign Offer or Sale"). Such Selected Dealer Agreements shall also provide that any Foreign Offer or Sale shall be made only upon the terms and in accordance with the conditions set forth in the Distributor's Consent.

                (c) The Distributor shall adopt and follow procedures, as approved by each Portfolio, for the confirmation of sales and Shares to investors and Selected Dealers, the collection of amounts payable by investors and Selected Dealers on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the National Association of Securities Dealers, as such requirements may from time to time exist.

         8. COMPENSATION AND EXPENSES.

                (a) Pursuant to its Distribution Plan, and in order to further enhance the distribution of the Shares, each Portfolio shall, on a monthly basis, pay the Distributor the Distribution Fee and Shareholder Servicing Fee described in Section 3(b) hereof. Out of said fees, the Distributor shall pay the distribution expenditures which expenditures shall include, but shall not be limited to, the payment of compensation (including incentive compensation such as continuing payments) to financial consultants, sales and marketing personnel, broker-dealers, other financial institutions and other organizations to obtain various distribution related services for the Portfolio and amounts payable pursuant to arrangements entered into to fund the distribution effort. These services include, among others, processing new shareholder account applications, preparing and transmitting to the Fund's Transfer Agent computer processable tapes of transactions by customers and serving as a source of information to customers in answering their questions concerning the Portfolio and their transactions with the Portfolio, expenses for advertising, the preparation and distribution of sales literature and other promotional activities on behalf of the Portfolio. Each Portfolio shall pay the cost of preparing, printing and distributing the Prospectuses and Statements of Additional Information to existing investors, the cost of (i) preparation, filing and printing of any Registration Statements and Prospectuses required to be filed by or under applicable federal, state or foreign law, (ii) the preparation and mailing of annual and interim reports, Prospectuses and proxy material to current shareholders, (iii) qualifications of Shares for sale under the securities laws of such states or other jurisdiction as shall be selected by the Portfolio and the Distributor in accordance with Section 5(c) hereof and the costs and expenses payable to each such state or other jurisdiction for continuing qualifications therein. The Distributor and/ or Investment Advisor shall pay for the printing and distribution of Prospectuses and Statements of Additional Information to prospective investors.

                A Portfolio is not obligated to pay any distribution expenses in excess of the distribution fees with respect to the Portfolio, pursuant to this
Section 8.(a). In addition, any expenses of distribution of a Portfolio's shares accrued by the Distributor in any one fiscal year of the Portfolio may not be paid from distribution fees received from the Portfolio in subsequent fiscal years and also will not be used to pay any interest expense, carrying charges or other financing costs or overhead of the Distributor. "Overhead costs" include items of expense generally referred to as overhead, including, without limitation, costs related to leases, depreciation, salaries, payroll taxes, supplies and insurance. The Distribution Fees and Shareholder Servicing Fees described in Section 3(b) hereof payable to the Distributor may exceed actual expenses incurred by the Distributor, the Investment Advisor and/or others.

                (b) A Portfolio shall not bear the expense of the registration or qualification of the Distributor as a dealer or a broker under federal, state or other applicable law or the expenses of continuing such registration or qualification.

         9. INDEMNIFICATION.

                (a) Each Portfolio agrees with the Distributor, for the benefit of the Distributor and each person, if any, who controls the Distributor within the meaning of Section 15 of the Securities Act and each and all and any of them, to indemnify and hold harmless the Distributor and any such controlling person from and against any and all losses, claims, damages or liabilities, joint or several (including reasonable legal fees and expenses) to which they or any of them may become subject under the Securities Act or under any other statute, at common law or otherwise, and to reimburse the Distributor and such controlling persons, if any, for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities or litigation arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or any Prospectus, filed with the SEC, or any amendment thereof or supplement thereto, or which arise out of, or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that this indemnity agreement shall not apply to amounts paid in settlement of any such litigation if such settlement is effected without the consent of the Portfolio or to any such losses, claims, damages, liabilities or litigation arising out of, or based upon, any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or prospectus, or any amendment thereof of or supplement thereof, or arising out of, or based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made in reliance upon information furnished in writing to the Portfolio by the Distributor for inclusion in any such Registration Statement or Prospectus or any amendment thereof or supplement thereto. The Distributor and each such controlling person shall, within thirty (30) days after the complaint shall have been served upon the Distributor or such controlling person in respect of which indemnity may be sought from a Portfolio on account of its agreement contained in this paragraph, notify the Portfolio in writing of the commencement thereof. The omission of the Distributor or such controlling person so to notify the Portfolio of any such litigation shall relieve the Portfolio from any liability which it may have to the Distributor or such controlling person on account of the indemnity agreement contained in this paragraph if such failure to timely notify the Portfolio has resulted in substantial prejudice to the Portfolio, but shall not relieve the Portfolio from any liability which it may have to the Distributor or controlling person otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against the Distributor or any such controlling person and notice of the commencement thereof shall have been timely given to the Portfolio, the Portfolio shall be entitled to participate in (and to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and reasonably satisfactory to the Distributor or such controlling person(s) or defendant(s) in the litigation. The indemnity agreement of the Fund contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Distributor or any such controlling person, and shall survive any delivery of shares of the Portfolio. Each Portfolio agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of it officers or directors of which it may be advised in connection with the issue and sale of shares of the Portfolio.

                (b) Anything herein to the contrary notwithstanding, the agreement in subparagraph (a) of this Section, insofar as it constitutes a basis of reimbursement by a Portfolio for liabilities (other than payment by the Portfolio of expenses incurred or paid in the successful defense of any action, suit or proceeding) arising under the Securities Act, shall not extend to the extent of any interest therein of any person who is an underwriter or a partner or controlling person of an underwriter within the meaning of Section 15 of the Securities Act or who, at the date of this Agreement, is a Trustee of the Fund, except to the extent that an interest of such character shall have been determined by a court of appropriate jurisdiction as not against public policy as expressed in the Securities Act. Unless in the opinion of counsel for the Fund the matter has been adjudicated by controlling precedent, a Portfolio, will, if a claim for such reimbursement is asserted, submit to a court of appropriate jurisdiction the question of whether or not such interest is against the public policy as expressed in the Securities Act.

                (c) The Distributor agrees to indemnify and hold harmless the Fund and Portfolios and its Trustees and such officers as shall have signed any Registration Statement filed with the Commission from and against any and all losses, claims, damages, or liabilities, joint or several, to which each Portfolio or such Trustees or officers may become subject under the Securities Act, under any other statute, at common law or otherwise, and will reimburse each Portfolio or such Trustees or officers for any legal or other expenses (including the cost of any investigation and preparation) reasonably incurred by it or them or any of them in connection with any litigation, whether or not resulting in any liability, insofar as such losses, claims, damages, liabilities, or litigation arise out of, or are based upon, any untrue statement or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission was made by a

Portfolio in reliance upon information furnished in writing to the Portfolio by the Distributor for inclusion in any Registration Statement or any Prospectus, or any amendment thereof or supplement thereto or otherwise for distribution or publication. The Distributor shall not be liable for amounts paid in settlement of any such litigation if such settlement was effected without its consent. A Portfolio and its Trustees and such officers or defendant(s), in any such litigation, shall, within thirty (30) days after the complaint shall have been served upon the Portfolio or any such Trustee or officer in respect of which indemnity may be sought from the Distributor on account of its agreement contained in this paragraph, notify the Distributor in writing of the commencement thereof. The omission of a Portfolio or such Trustee or officer so to notify the Distributor of any such litigation shall relieve the Distributor from any liability which it may have to the Portfolio or such Trustee or officer of liability which t may have to the Portfolio or such Trustee or officer on account of the indemnity agreement contained in this paragraph, but shall not relieve the Distributor from any liability which it may have to the Portfolio or such Trustee or officer otherwise than on account of the indemnity agreement contained in this paragraph. In case any such litigation shall be brought against a Portfolio or any such Trustee or officer and timely notice of the commencement thereof shall have been so given to the Distributor, the Distributor shall be entitled to participate in (and, to the extent it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel of good standing and satisfactory to the Portfolio. The indemnity agreement of the Distributor contained in this paragraph shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Portfolio and shall survive any delivery of shares of the Portfolio. Each Portfolio agrees to notify the Distributor promptly of the commencement of any litigation or proceeding against it or any of its officers or Trustees or against any such controlling person of which it may be advised in connection with the issue and sale of the Portfolio's shares.

                (d) Notwithstanding any provision contained in this Agreement, no party hereto and no person or persons in control of any party hereto shall be protected against any liability to a Portfolio or its security holders to which they would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of their duties, or by reason of their reckless disregard of their obligations and duties under this Agreement.

                (e) Except as expressly provided in subparagraphs (a) and (c) hereof, the agreements herein set forth have been made and are made solely for the benefit of the Portfolios, the Distributor, and the persons expressly provided for in subparagraphs (a) and (c), their respective heirs, successors, personal representatives and assigns, and except as so provided, nothing expressed or mentioned herein is intended or shall be construed to give any person, firm or corporation, other than the Portfolios, the Distributor, and the persons expressly provided for in subparagraphs (a) and (c), any legal or equitable right, remedy or claim under or in respect of this Agreement or any representation, warranty or agreement herein contained. Except as so provided, the terms "heirs, successors, personal representatives and assigns" shall not include any purchaser of shares merely because of such purchase.

         10. DURATION, TERMINATION AND AMENDMENT OF THIS AGREEMENT.

                This Agreement shall become effective on the date it shall be approved by a vote of the Board of Trustees of the Fund and of a majority of the disinterested Trustees, and shall, unless terminated as hereinafter provided, continue in effect for a period of more than one (1) year from such date so long as such continuance is specifically approved at least annually by a vote of the Board of Trustees of the Fund and of a majority of the disinterested Trustees or by vote of a majority of the outstanding voting securities of a Portfolio. This Agreement may be terminated by a Portfolio at any time, without the payment of a penalty, by vote of a majority of the members of the Board of Trustees of the Fund who are not interested persons of the Fund and have no direct or indirect financial interest in the operation of the Distribution Plan or in any agreement related to the Plan or by a vote of a majority of the outstanding securities of a Portfolio on sixty (60) days' written notice to the Distributor. In addition this Agreement shall terminate in the event of its assignment. No provisions of this Agreement may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought and approved by a majority of the disinterested Trustees.

         11. NOTICES.

                Any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by registered mail, postage prepaid, to the Distributor Navellier Securities Corp. at One East Liberty, Third Floor, Reno, Nevada 89501.

         12. GOVERNING LAW.

                This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada and any action arising out of a breach of this Agreement shall be brought in the State or Federal Court in San Francisco, California.

ATTEST:                            The Navellier Millennium Funds


                                   By: /s/ BARRY SANDER
------------------------               -----------------------------------------
                                       Barry Sander, Trustee

                                   By: /s/
                                       -----------------------------------------
                                       Joel Rossman, Trustee

                                   By: /s/
                                       -----------------------------------------
                                       Jacques Delacroix, Trustee

                                   By: /s/
                                       -----------------------------------------
                                       Arjen Kuyper, Trustee

                                   By: /s/
                                       -----------------------------------------
                                       Louis G. Navellier, Trustee

ATTEST:                            NAVELLIER SECURITIES CORP.


                                   By: /s/
------------------------               -----------------------------------------
                                       Louis G. Navellier, President


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